Exhibit 99.1

[COSI SIMPLY GOOD TASTE(R) LOGO]


CONTACT:
William E. Koziel
Chief Financial Officer
(847) 597-8803


FOR IMMEDIATE RELEASE
---------------------

                     Cosi, Inc. Reports Third Quarter Sales

DEERFIELD, Ill., October 16, 2008 -- Cosi, Inc. (NASDAQ: COSI), the premium convenience restaurant company, today reported that total revenues for the 2008 third quarter grew 0.3% to $34,930,400 from $34,837,600 in the 2007 third quarter. Company-owned net restaurant revenues, excluding discontinued operations, decreased 0.7% in the quarter to $33,975,000, compared to $34,226,400 in the previous year's quarter. Franchise fees and royalty revenues for the quarter contributed $955,400 compared to $611,200 in the 2007 third quarter.

System-wide comparable restaurant sales for the 2008 third quarter as measured for restaurants in operation for more than 15 months were flat compared to the third quarter of 2007. The breakdown in comparable sales between Company-owned and franchise-operated restaurants are as follows:

                                For the 13 weeks ended
                                    September 29, 2008
                                    ------------------

      Company-owned                         0.1%
      Franchise-operated                   (1.1%)
      Total System                         (0.1%)

"Our third quarter sales results were impacted by the same macro-economic pressures that have affected other restaurant companies," said James Hyatt, President and Chief Executive Officer. "Despite the current challenging consumer environment, we remain focused on delivering an exceptional dining experience to each and every guest, improving our operating margins and working with our franchise partners to drive development and revenue growth."

Company-owned comparable sales are based on sales from restaurants that have been open more than 15 months. Franchise-operated comparable sales are based on sales, as reported by franchisees, from restaurants that have been open more than 15 months.

Franchise-operated and system-wide comparable restaurant sales percentages are non-GAAP measures, which should not be considered in isolation of or as a substitute for other measures of performance prepared in accordance with GAAP and may not be comparable to system-wide sales as defined or used by other companies. Cosi does not record franchise-operated sales as revenues. However, Cosi's royalty revenues are calculated based on a percentage of franchise-operated restaurant sales. Management believes franchise-operated and system-wide comparable sales information is useful in assessing consumer acceptance of the Company's brand, facilitates an understanding of financial performance and overall sales trends, helps the Company understand the effectiveness of marketing initiatives, the cost of which our franchisees contribute to based on a percentage of their sales, and provides information that is relevant for comparison within the industry.

Teleconference and Webcast Information
Cosi expects to report third quarter results after the market close on November 6, 2008, and host a teleconference and webcast at 5:00 p.m. Eastern Time on that day to discuss the Company's results for the 2008 third quarter.

To participate in the teleconference, investors and analysts are invited to call
(866) 356-4441 in the U.S., or (617) 597-5396 outside of the U.S., and reference participant code 48601552. The conference call will also be webcast simultaneously by accessing http://investors.getcosi.com/.

A replay will be available following the call until 12:00 AM ET on November, 13, 2008. To access the replay, call (888) 286-8010 in the U.S., or (617) 801-6888 outside of the U.S., and reference the code 30321497.

About Cosi, Inc.
Cosi ( http://www.getcosi.com ) is a national premium convenience restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants. Cosi's warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 101 Company-owned and 47 franchise restaurants operating in eighteen states, the District of Columbia and the United Arab Emirates. The Cosi vision is to become America's favorite premium convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

The Cosi menu features Cosi sandwiches, freshly tossed salads, melts, soups, Cosi bagels, flatbread pizzas, S'mores, snacks and other desserts, and a wide range of coffee and coffee-based drinks and other specialty beverages. Cosi restaurants are designed to be welcoming and comfortable with an eclectic environment. Cosi's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

"Cosi," "Cosi w/hearth design," "Simply Good Taste" and related marks are registered trademarks of Cosi, Inc. Copyright (C) 2008 Cosi, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages or interruptions; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; expansion into new markets including foreign markets; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; cost effective and timely planning, design and build-out of restaurants; our ability to attract and retain qualified franchisees; the availability and cost of additional financing, both to fund our existing operations and to open new restaurants; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; the reliability of our customer and market studies; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required governmental approvals and permits; our ability to create customer awareness of our restaurants in new markets; market saturation due to new restaurant openings; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

       Additional information is available on the company's website at http://www.getcosi.com in the investor relations section.